Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Joel Cunningham, Media Relations
(630) 218-7364	(630) 218-8000 x4897
benchelt@inlandrealestate.com	cunningham@inlandgroup.com

Inland Real Estate Corporation

Reports First Quarter 2012 Results

OAK BROOK, IL (May 3, 2012) – Inland Real Estate Corporation (NYSE: IRC) today announced financial and operational results for the three months ended March 31, 2012.

Key Points

•

Funds From Operations (FFO) per common share was $0.20 for the first quarter of 2012, compared to FFO per share of $0.18 for the first quarter of 2011.

•

Consolidated same store net operating income (NOI) increased 5.7 percent for the three months ended March 31, 2012 over the prior year quarter.

•

Same store financial occupancy was 88.6 percent for the consolidated portfolio and 89.4 percent for the total portfolio, representing increases of 110 basis points and 90 basis points, respectively, over occupancy rates one year ago.

•

Company increased average base rent for new and renewal leases signed in the total portfolio by 8.6 percent and 5.3 percent, respectively, over expiring average rents for the quarter.

•

Executed 82 leases within the total portfolio for 374,715 square feet during the quarter, representing an increase in leases signed of nearly 8 percent over the first quarter of 2011. Seventy-six leases, or more than 92 percent of total portfolio leases, were signed with non-anchor tenants, representing a 31 percent increase in lease executions with non-anchor tenants over the same three-month period in 2011.

•

Issued 2,400,000 shares of 8.125% Series A Cumulative Redeemable Preferred Stock at $25.3906 per share, equal to an effective yield of 8 percent, for net proceeds of approximately $59.0 million.

•

Company and its joint ventures (JVs) acquired 13 retail properties aggregating over 901,000 square feet excluding ground leases, for a total price of approximately $230 million.

Financial Results for the Quarter

For the quarter ended March 31, 2012, Funds From Operations (FFO) attributable to common stockholders was $17.7 million, compared to $15.5 million for the first quarter of 2011. On a per share basis, FFO was $0.20 (basic and diluted) for the quarter, compared to $0.18 for the first quarter of 2011.  The increase in FFO was primarily due to lower interest expense and higher consolidated same store NOI.

Net loss attributable to common stockholders for the first quarter of 2012 was $2.8 million, compared to a net loss of $1.4 million for the first quarter of 2011. On a per common share basis, net loss attributable to common stockholders was $0.03 (basic and diluted), compared to a net loss of $0.02 for the prior year quarter. Net loss for the quarter increased primarily due to higher depreciation and amortization expense.

Net loss attributable to common stockholders also was impacted by dividends declared during the quarter on the outstanding shares of the 8.125% Series A Cumulative Redeemable Preferred Stock (Preferred Stock) that were issued by the Company in October of 2011 and February of 2012.

Reconciliations of FFO to net loss attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO per share to net loss attributable to common stockholders per share, are provided at the end of this news release.

“The positive overall performance reported for the quarter includes a 5.7 percent gain in consolidated same store net operating income as well as increases of 8.6 and 5.3 percent, respectively, in average base rent for new and renewing leases over expiring rents in our total portfolio ," commented Mark Zalatoris, Inland Real Estate Corporation's president and chief executive officer.  "We are also pleased with the ongoing improvement in same store portfolio financial occupancy, which reflects our work to put in place strong, in-demand tenants."

Added Zalatoris, “We expanded our real estate platform by more than 900,000 square feet during the quarter, adding quality retail assets in new metro areas as well as in our existing markets.  This activity demonstrates the progress we have made in pursuing our growth strategy and the value that our joint ventures contribute toward that objective.”

Portfolio Performance

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three-month period during each year. A total of 102 of the Company’s investment properties within the consolidated portfolio satisfied this criterion during these periods and are referred to as “same store” properties. Same store net operating income (NOI) is a supplemental non-GAAP measure used to monitor the performance of the Company’s investment properties.

A reconciliation of consolidated same store NOI to net loss attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Consolidated portfolio same store NOI was $23.3 million for the quarter, representing an increase of 5.7 percent over the prior year period. The increase was primarily due to increased rental income from new leases and decreased property operating expenses.

As of March 31, 2012, same store financial occupancy for the consolidated portfolio was 88.6 percent, representing an increase of 110 basis points over March 31, 2011.

Leasing

For the quarter ended March 31, 2012, the Company executed 82 leases within the total portfolio aggregating 374,715 square feet of gross leasable area (GLA). Leasing activity for this period included 51 renewal leases comprising 233,307 square feet of GLA with an average rental rate of $14.59 per square foot, which represents an increase of 5.3 percent over the average expiring rent. Thirteen new leases and 18 non-comparable leases aggregating 141,408 square feet of GLA were signed during the quarter. New leases executed had an average rental rate of $15.02 per square foot, an increase of 8.6 percent over the expiring rent. The non-comparable leases signed have an average rental rate of $9.42 per square foot. Non-comparable leases represent leases signed for expansion square footage or for space in which there was no former tenant in place for one year or more. On a blended basis, the 64 new and renewal leases signed during the quarter had an average rental rate of $14.67 per square foot, representing an increase of 6.0 percent over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

Leased occupancy for the total portfolio was 92.1 percent as of March 31, 2012, compared to 94.4 percent as of March 31, 2011. The decrease in total portfolio leased occupancy primarily was due to previously disclosed lease expirations on two big-box spaces currently under contract for sale, and the planned termination of a lease with a local grocer during the first quarter of 2012, all of which are factored into 2012 guidance.

Financial occupancy for the total portfolio was 89.4 percent as of March 31, 2012, compared to 89.3 percent as of March 31, 2011. The increase in total portfolio financial occupancy over the prior year quarter was due to new tenants exiting abatement periods and beginning to pay rent during the quarter. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods. All occupancy rates exclude seasonal leases.

EBITDA, Balance Sheet, Liquidity and Market Value

The Company reported earnings before interest, taxes, depreciation and amortization (EBITDA) of $30.2 million for the quarter, compared to $28.6 million for the first quarter of 2011. Definitions and reconciliations of EBITDA to net loss are provided at the end of this news release.

EBITDA coverage of interest expense was 2.7 times for the quarter ended March 31, 2012, compared to 2.2 times for the first quarter of 2011. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company’s operating performance in that expenses that may not be indicative of operating performance are excluded.

On March 2, 2012, the Company issued 2,400,000 shares of its 8.125% Series A Cumulative Redeemable Preferred Stock through a public offering at a price of $25.3906 per share, equal to an effective yield of 8 percent, for net proceeds of approximately $59.0 million, after the underwriting discount but before expenses. The offering was a re-opening of the Company’s original issuance of Series A Preferred Stock, which closed in October 2011. The Company used the net proceeds of the offering to purchase additional investment properties to be owned directly by the Company and indirectly through its joint venture with IPCC.  The Series A Preferred Stock is traded on the New York Stock Exchange under the symbol “IRCPrA.”

As of March 31, 2012, the Company had an equity market capitalization (common shares) of $789.9 million, outstanding preferred stock of $110.0 million (at face value), and total debt outstanding of $1.0 billion (including the pro-rata share of debt in unconsolidated joint ventures and full face value of outstanding 5.0% convertible senior notes, due 2029) for a total market capitalization of approximately $1.9 billion and a debt-to-total market capitalization of 53.4 percent. Including the Company’s outstanding convertible notes, 54.9 percent of consolidated debt bears interest at fixed rates.

As of March 31, 2012, the weighted average interest rate on the fixed rate debt was 5.5 percent and the overall weighted average interest rate, including variable rate debt, was 4.39 percent. The Company had $95 million outstanding on its $150 million unsecured line of credit facility at the end of the quarter.

Acquisitions

On March 6, 2012, IRC acquired for $73.4 million the 241,901-square-foot (excluding ground leases) Westgate Shopping Center, a regional power center located in the Cleveland, Ohio market. Westgate Shopping Center is anchored by Marshalls, Petco, regional specialty grocer Earth Fare, plus a 119,700-square-foot Lowes and a 94,500-square-foot Kohl’s on ground leases. Additional tenants at the center include Famous Footwear, Five Below and Ulta Beauty, among others. The Company simultaneously closed a $40.4 million, 10-year mortgage loan on the property.

Joint Venture Activity

During the quarter the IRC-PGGM joint venture acquired for $36 million the 142,824-square-foot Stone Creek Towne Center in the Cincinnati, Ohio market, which is anchored by Bed Bath & Beyond and Old Navy; and purchased for $36.3 million the 159,303-square-foot Silver Lake Village anchored by Cub Foods, North Memorial Healthcare, and a 144,046-square-foot Walmart on a ground lease, in the Minneapolis-St. Paul market. Simultaneous with the closings, the venture secured a $19.8 million, 10-year mortgage loan on Stone Creek Towne Center and assumed a restructured $20 million, seven-year mortgage loan on Silver Lake Village.

In February, the Company acquired for $10.3 million the 116,196-square-foot Woodbury Commons shopping center in a Minneapolis-St. Paul suburb, which is anchored by Dollar Tree and Hancock Fabrics. Immediately after closing, a lease was executed with a new anchor tenant, bringing the center to 100 percent leased occupancy. Following the close of the quarter, the Company sold the asset to the IRC-PGGM venture.

In conjunction with the acquisitions, the Company contributed to the IRC-PGGM venture the Riverdale Commons shopping center, the Riverdale Commons Outlot, and two single-tenant properties leased to Michaels and Home Goods, all located in Coon Rapids, Minn.

During the quarter the IRC-IPCC joint venture acquired nine retail properties: the 83,334-square-foot Mt. Pleasant Shopping Center in southeastern Wis. for $21.3 million, anchored by a Pick ‘n Save grocery; a 62,138-square-foot single-tenant property in Sheboygan, Wis. for $11.7 million leased to Pick ‘n Save; three single-tenant properties in Texas, Va. and Mo. for an aggregate purchase price of $17.1 million, leased to CVS; and four single-tenant assets in N.Y., Kan., Utah and Idaho for an aggregate purchase price of $23.7 million, leased to Walgreens.

Total fee income from unconsolidated joint ventures was $1.0 million for the quarter, compared to $1.2 million for the prior year period.  Fee income from unconsolidated joint ventures was lower due to the timing of acquisition fee income from the IRC-IPCC joint venture, and the decrease was offset by increased management fees from additional assets under management through the joint ventures with IPCC and PGGM.

Distributions

In February, March and April of 2012, the Company paid a monthly cash dividend to Preferred Stockholders of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock. In addition, the Company has declared a cash dividend of $0.169271 per share on the outstanding shares of its Preferred Stock, payable on May 15, 2012, to Preferred Stockholders of record as of May 1, 2012.

In February, March and April of 2012, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. The Company also declared a cash distribution of $0.0475 per common share, payable on May 17, 2012, to common stockholders of record as of April 30, 2012.

Guidance

The Company reiterates its previous guidance for fiscal year 2012 that FFO per common share (basic and diluted) is expected to range from $0.84 to $0.89, consolidated same store net operating income is expected to increase by 1 percent to 3 percent, and average total portfolio financial occupancy is expected to range from 90 percent to 91 percent.

Conference Call/Webcast

Management will host a conference call to discuss the Company’s financial and operational results for first quarter 2012 on Thursday, May 3, 2012, at 2:00 p.m. CT (3:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer, Brett Brown, Chief Financial Officer, and Scott Carr, President of Property Management. The live conference call can be accessed by dialing 1-877-317-6789 (toll free) for callers within the United States, 1-866-605-3852 (toll free) for callers dialing from Canada, or 1-412-317-6789 for other international callers. A live webcast also will be available on the Company’s website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event through 8:00 a.m. CT (9:00 a.m. ET) on May 18, 2012. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10012663. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company’s website.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States. As of March 31, 2012, the Company owned interests in 150 investment properties, including 35 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three months ended March 31, 2011, is available at www.inlandrealestate.com.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not reflect historical facts and instead reflect our management’s intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management’s intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of the business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2012 as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC.  Among such risks, uncertainties and other factors are market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and factors that could affect our ability to qualify as a real estate investment trust. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INLAND REAL ESTATE CORPORATION

Consolidated Balance Sheets

March 31, 2012 and December 31, 2011

(In thousands except per share data)

	March 31, 2012 (unaudited)	December 31, 2011
Assets:

Investment properties:
Land	$345,421	314,384
Construction in progress	1,849	1,669
Building and improvements	1,032,775	950,421

	1,380,045	1,266,474
Less accumulated depreciation	322,568	323,839

Net investment properties	1,057,477	942,635

Cash and cash equivalents	10,962	7,751
Investment in securities	11,998	12,075
Accounts receivable, net	30,450	30,097
Investment in and advances to unconsolidated joint ventures	95,063	101,670
Acquired lease intangibles, net	54,883	31,948
Deferred costs, net	18,776	18,760
Other assets	13,803	14,970

Total assets	$1,293,412	1,159,906

Liabilities:

Accounts payable and accrued expenses	$35,382	33,165
Acquired below market lease intangibles, net	23,445	11,147
Distributions payable	4,639	4,397
Mortgages payable	451,669	391,202
Unsecured credit facilities	295,000	280,000
Convertible notes	27,979	27,863
Other liabilities	19,820	21,719

Total liabilities	857,934	769,493

Stockholders' Equity:

Preferred stock, $0.01 par value, 6,000 Shares authorized; 4,400 and 2,300 Series A shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively.	110,000	50,000
Common stock, $0.01 par value, 500,000 Shares authorized; 89,049 and 88,992 Shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	890	890
Additional paid-in capital (net of offering costs of $69,883 and $67,753 at March 31, 2012 and December 31, 2011, respectively)	782,566	783,211
Accumulated distributions in excess of net income	(450,652)	(435,201)
Accumulated comprehensive loss	(6,142)	(7,400)

Total stockholders' equity	436,662	391,500

Noncontrolling interest	(1,184)	(1,087)

Total equity	435,478	390,413

Total liabilities and equity	$1,293,412	1,159,906

INLAND REAL ESTATE CORPORATION

Consolidated Balance Sheets (continued)

March 31, 2012 and December 31, 2011

(In thousands except per share data)

The following table presents certain assets and liabilities of consolidated variable interest entities (VIEs), which are included in the Consolidated Balance Sheet above as of March 31, 2012.  There were no consolidated VIE assets and liabilities as of December 31, 2011.  The assets in the table below include only those assets that can be used to settle obligations of consolidated VIEs.  The liabilities in the table below include third-party liabilities of consolidated VIEs only, and exclude intercompany balances that are eliminated in consolidation.

March 31, 2012
Assets of consolidated VIEs that can only be used to settle obligations of consolidated VIEs:

Investment properties:
Land	$15,353
Building and improvements	50,529

65,882
Less accumulated depreciation	42

Net investment properties	65,840

Accounts receivable, net	28
Acquired lease intangibles, net	11,494
Other assets	549

Total assets of consolidated VIEs that can only be used to settle obligations of consolidated VIEs	$77,911

Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of the Company:

Accounts payable and accrued expenses	$56
Acquired below market lease intangibles, net	3,590
Mortgages payable	22,430
Other liabilities	556

Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of the Company	$26,632

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Operations

For the three months ended March 31, 2012 and 2011 (unaudited)

(In thousands except per share data)

	Three months ended March 31, 2012	Three months ended March 31, 2011
Revenues:
Rental income	$28,116	29,748
Tenant recoveries	10,225	13,771
Other property income	398	460
Fee income from unconsolidated joint ventures	1,038	1,163
Total revenues	39,777	45,142

Expenses:
Property operating expenses	7,166	10,112
Real estate tax expense	7,297	8,822
Depreciation and amortization	15,334	12,351
General and administrative expenses	4,507	3,718
Total expenses	34,304	35,003

Operating income	5,473	10,139

Other income	1,523	705
Loss on change in control of investment properties	-	(1,400)
Gain on sale of joint venture interest	52	313
Interest expense	(8,715)	(10,957)
Loss before income tax benefit (expense) of taxable REIT subsidiaries, equity in earnings (loss) of unconsolidated joint ventures and discontinued operations	(1,667)	(1,200)

Income tax benefit (expense) of taxable REIT subsidiaries	121	(121)
Equity in earnings (loss) of unconsolidated joint ventures	32	(359)
Loss from continuing operations	(1,514)	(1,680)
Income from discontinued operations	8	345
Net loss	(1,506)	(1,335)

Less: Net income attributable to the noncontrolling interest	(3)	(36)
Net loss attributable to Inland Real Estate Corporation	(1,509)	(1,371)

Dividends on preferred shares	(1,255)	-
Net loss attributable to common stockholders	(2,764)	(1,371)

Comprehensive income:
Unrealized gain on investment securities	849	394
Reversal of unrealized gain to realized gain on investment securities	(590)	(383)
Unrealized gain on derivative instruments	999	937

Comprehensive loss	$(1,506)	(423)

Basic and diluted earnings attributable to common shares per weighted average common share:

Loss from continuing operations	$(0.03)	(0.02)
Income from discontinued operations	-	-
Net loss attributable to common stockholders per weighted average common share – basic and diluted	$(0.03)	(0.02)

Weighted average number of common shares outstanding – basic	88,906	87,858

Weighted average number of common shares outstanding – diluted	88,906	87,858

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest.  NAREIT has clarified that FFO also excludes impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net loss attributable to common stockholders for these periods.

	Three months ended March 31, 2012	Three months ended March 31, 2011

Net loss attributable to common stockholders	$(2,764)	(1,371)
Gain on sale of investment properties	-	(197)
Loss from change in control of investment properties	-	1,400
Equity in depreciation and amortization of unconsolidated joint ventures	5,130	3,263
Amortization on in-place lease intangibles	1,983	1,452
Amortization on leasing commissions	575	337
Depreciation, net of noncontrolling interest	12,761	10,597

Funds From Operations attributable to common stockholders	17,685	15,481

Net loss attributable to common stockholders per weighted average common share – basic and diluted	$(0.03)	(0.02)

Funds From Operations attributable to common stockholders, per weighted average common share – basic and diluted	$0.20	0.18

Weighted average number of common shares outstanding, basic	88,906	87,858

Weighted average number of common shares outstanding, diluted	89,021	87,947

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important non-GAAP measure.  We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense.  We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K.  We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results.

	Three months ended March 31, 2012	Three months ended March 31, 2011

Net loss	$(1,506)	(1,335)
Net income attributable to noncontrolling interest	(3)	(36)
Gain on sale of property	-	(197)
Loss from change in control of investment property	-	1,400
Income tax (benefit) expense of taxable REIT subsidiaries	(121)	121
Interest expense	8,715	10,957
Interest expense associated with unconsolidated joint ventures	2,637	2,024
Depreciation and amortization	15,334	12,351
Depreciation and amortization associated with discontinued operations	-	88
Depreciation and amortization associated with unconsolidated joint ventures	5,130	3,263

EBITDA	30,186	28,636

Total Interest Expense	$11,352	12,981

EBITDA: Interest Expense Coverage Ratio	2.7 x	2.2 x

Same Store Net Operating Income Analysis

The following schedule presents same store net operating income, for our consolidated portfolio, which is the net operating income of properties owned in both the three months ended March 31, 2012 and 2011, along with other investment properties' net operating income.  Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, interest, depreciation, amortization and bad debt expense.  We provide same store net operating income as it allows investors to compare the results of property operations for the three months ended March 31, 2012 and 2011.  We also provide a reconciliation of these amounts to the most comparable GAAP measure, net loss attributable to common stockholders.

Consolidated	Three months ended March 31,2012	Three months ended March 31, 2011	% Change
Rental income and additional income:
"Same store" investment properties, 102 properties
Rental income	$25,847	25,374	1.9%
Tenant recovery income	9,661	11,548	-16.3%
Other property income	396	445	-11.0%
"Other investment properties”
Rental income	1,998	3,878
Tenant recovery income	564	2,223
Other property income	2	15
Total rental income and additional income	$38,468	43,483

Property operating expenses:
"Same store" investment properties, 102 properties
Property operating expenses	$5,541	7,719	-28.2%
Real estate tax expense	7,028	7,566	-7.1%
"Other investment properties"
Property operating expenses	447	1,234
Real estate tax expense	269	1,256
Total property operating expenses	$13,285	17,775

Property net operating income
"Same store" investment properties	$23,335	22,082	5.7%
"Other investment properties"	1,848	3,626
Total property net operating income	$25,183	25,708

Other income:
Straight-line rents	$258	477
Amortization of lease intangibles	13	19
Other income	1,523	705
Fee income from unconsolidated joint ventures	1,038	1,163
Loss from change in control of investment properties	-	(1,400)
Gain on sale of joint venture interest	52	313

Other expenses:
Income tax benefit (expense) of taxable REIT subsidiaries	121	(121)
Bad debt expense	(1,178)	(1,159)
Depreciation and amortization	(15,334)	(12,351)
General and administrative expenses	(4,507)	(3,718)
Interest expense	(8,715)	(10,957)
Equity in earnings (loss) of unconsolidated ventures	32	(359)

Loss from continuing operations	(1,514)	(1,680)
Income from discontinued operations	8	345
Net loss	(1,506)	(1,335)

Less: Net income attributable to the noncontrolling interest	(3)	(36)
Net loss attributable to Inland Real Estate Corporation	(1,509)	(1,371)

Dividends on preferred shares	(1,255)	-
Net loss attributable to common stockholders	$(2,764)	(1,371)